                                                                   EXHIBIT 10.48



                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                        CATELLUS DEVELOPMENT CORPORATION
                                      AND
                                KATHLEEN SMALLEY
                                  DATED AS OF
                                DECEMBER 3, 1996

                               TABLE OF CONTENTS

                                                                  PAGE

ARTICLE I  EMPLOYMENT RELATIONSHIP................................  2
       1.1    Employment..........................................  2
       1.2    Term................................................  4
       1.3    Base Salary.........................................  4
       1.4    Bonuses.............................................  5
       1.5    Stock Option........................................  6
       1.6    Place of Performance................................  7
       1.7    Termination of Employment...........................  7
       1.8    Benefits Upon Termination........................... 10
       1.9    Benefits............................................ 14
       1.10   Expenses............................................ 15
       1.11   Indemnity........................................... 16
       1.12   Relocation Expenses................................. 16
       1.13   Housing Arrangement................................. 17

ARTICLE II  COVENANTS............................................. 18
       2.1    Covenant Against Competition........................ 18
       2.2    Confidential Information............................ 19

ARTICLE III  CHANGE OF CONTROL.................................... 20
       3.1   Change of Control Payments........................... 20

ARTICLE IV  ADMINISTRATION, ENFORCEMENT AND OTHER MATTERS......... 25
       4.1   Amendment............................................ 25
       4.2   Severability; Governing Law.......................... 25
       4.3   Title and Headings................................... 25
       4.4   Notices.............................................. 26
       4.5   Nonassignability..................................... 26
       4.6   Attorneys' Fees and Costs for Proceedings............ 26
       4.7   Full Settlement...................................... 27
       4.8   Waiver............................................... 27
       4.9   Arbitration of All Disputes.......................... 27
       4.10  Personnel Policies and Legal Compliance Manuals...... 28
       4.11  Expenses............................................. 29
       Signatures................................................. 30

EXHIBIT A    OPTION AGREEMENT

EXHIBIT B    TERMS AND CONDITIONS FOR PURCHASE OF NEW HOME IN SAN
             FRANCISCO AREA FOR EXECUTIVE

EXHIBIT C    CATELLUS DEVELOPMENT CORPORATION BENEFITS
             SUMMARY 1995

                              EMPLOYMENT AGREEMENT
                                    BETWEEN
                        CATELLUS DEVELOPMENT CORPORATION
                                      AND
                                KATHLEEN SMALLEY


          This Employment Agreement (this "Agreement") is made and entered into as of the 3rd day of December, 1996 by and between KATHLEEN SMALLEY ("Executive") and CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation, with its principal office located in San Francisco, California (the "Company").

                                    RECITALS

          The Company desires to secure the services of Executive as Senior Vice President and General Counsel of the Company and Executive desires to perform such services for the Company on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

          NOW, THEREFORE, Executive and the Company hereby agree as follows:

                                   ARTICLE I
                            EMPLOYMENT RELATIONSHIP

1.1  Employment.
     ----------

          (a) The Company hereby employs Executive as Senior Vice President and General Counsel of the Company, with a term of service to commence on January 1, 1997 (the "Commencement Date"). Executive shall report directly to the Chief Executive Officer of the Company and shall have such duties as may be prescribed by the Chief Executive Officer and shall be part of the senior management group of the Company. The Company agrees that the duties which may be assigned to Executive shall be the usual and customary duties of the offices to which she may from time to time be elected or appointed and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law (both as in effect from time to time).

          (b) During the term of this Agreement, Executive shall, except as described in clause (c) below and subject to the other provisions hereof, devote her full-time energy and talent to her employment and shall not engage in any other business activities which would represent a material conflict with her duties to the Company. Executive may make and manage personal business investments of her choice, provided that such activities and services do not substantially interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties.

          (c) Notwithstanding the foregoing, Executive may devote reasonable time to activities other than those required under this Agreement, including supervision of personal investments and activities involving professional, charitable, educational, political, religious and similar types of organizations, speaking engagements, memberships of boards of directors of other organizations and similar activities, provided that Executive shall not serve on the board of directors of any other business or hold any other position with any business without the consent of the Chief Executive Officer of the Company. Company recognizes that Executive serves as a Lecturer at Harvard Law School and as Chairman of the Visiting Committee of Harvard Law School and agrees that Executive shall continue to serve in these capacities at her discretion.

          (d) Paid vacations of three weeks (subject to increase in accordance with the Company's policy with regard to vacation for senior executives) every 12 months shall be permitted and Executive shall be entitled to take such vacations at such time or times as she shall choose.

          (e) The Executive shall not be required to perform services under this Agreement during any period that she is disabled. The Executive shall be considered "disabled" during any period in which she has a physical or mental disability which renders her incapable, after reasonable accommodation, of performing her duties under this Agreement and is eligible to receive income replacement benefits during such period under a long-term disability plan or disability insurance provided by the Company. In the event of a dispute as to whether Executive is disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examinations as such physician shall deem appropriate.

1.2  Term.
     ----

          This Agreement shall commence on December 3, 1996, and shall continue in effect through December 31, 1999 (as such date may be extended in accordance with this Section 1.2, the "Expiration Date"), subject to the termination provisions contained in Section 1.7 hereof; provided, however, that (i) unless
                                            --------  -------
the Company gives notice of termination to Executive on or before the December 31 immediately preceding the Expiration Date, the Expiration Date shall be automatically extended by an additional 12 months to the next succeeding December 31 and (ii) the Company's obligations under Sections 1.8, 1.12 and 1.13 hereof and Executive's obligations under Section 2.2 hereof shall survive the termination of this Agreement.

1.3  Base Salary.
     -----------

          Executive shall receive a minimum annual base salary (the "Base Salary") payable in substantially equal installments no less than twice monthly, with the first payment to occur on or about January 15, 1997 for services commencing on the Commencement Date. The Base Salary shall be reviewed every 12 months by the Chief Executive Officer of the Company and, as a result of that review, shall be subject to possible increase but not decrease based upon the attainment of reasonable performance goals as mutually determined by Executive and the Chief Executive Officer of the Company. Any increase to Base Salary which results from that review will be effective on each February 1st by the amount which results from that review and such revised base salary
shall thereafter represent the minimum annual base salary.   Executive's initial
annual Base Salary under this Agreement shall be $231,000.

1.4  Bonuses.
     -------

          (a) Executive shall be eligible to receive an annual bonus (the "Base Bonus") equal to up to 60% of Base Salary commencing with the year ended December 31, 1997. The Base Bonus each year shall be determined on the basis of the achievement of performance goals negotiated in good faith annually in advance with Executive by the Chief Executive Officer of the Company on or before February 28 of each year. The Base Bonus shall be payable each year no later than March 31.

          (b) Executive shall be eligible to receive an additional bonus (the "Additional Bonus") equal to up to 60% of Base Salary commencing with the year ended December 31, 1997. The Additional Bonus each year shall be determined on the basis of the achievement of performance goals negotiated in good faith annually in advance with Executive by the Chief Executive Officer of the Company on or before February 28 of each year; provided that the Additional Bonus may not exceed the Base Bonus in any year. Such Additional Bonus will be payable for outstanding service determined on the basis of reasonably attainable performance goals. The Additional Bonus shall be payable each year no later than March 31.

          (c) All bonus payments shall be subject to appropriate withholding payments deducted therefrom.

1.5  Stock Option.
     ------------

          As of January 1, 1997, Executive will be granted non-qualified stock options covering an aggregate of 75,000 shares of Common Stock of the Company in accordance with the Company's existing Amended and Restated Executive Stock Option Plan and as approved by the Compensation and Benefits Committee of the Board of Directors of the Company, and the Option Agreement shall be in the form of Exhibit A attached hereto, which option shall be effective as of the date hereof. Such stock option shall be granted with the initial per share exercise price set at the average closing market price for such Common Stock for the five trading days prior to the date of this Agreement. Such option will have a mandatory withholding feature whereby the Company will withhold such number of shares at the time of any exercise of the option which will satisfy the estimated amount of federal and state taxes applicable to the exercise.

          Additional option and other awards, if any, shall be made to Executive in an equitable manner consistent with Executive's senior position and otherwise in a manner consistent with the Company's executive compensation policies; provided, however, the
--------  -------

Company acknowledges that it is contemplated that options for an additional 75,000 shares would be granted to Executive during the 1997 fiscal year if Executive's performance is of high quality. The issuance of any shares of Common Stock of the Company issuable upon exercise of such options shall be registered under the Securities Act of 1933.

1.6  Place of Performance.
     --------------------

          In connection with her employment hereunder, Executive shall be based at the San Francisco office of the Company, except for required business travel for the Company and for any leave of absence.

1.7  Termination of Employment.
     -------------------------

          (a) If at any time during the term of this Agreement, (i) Executive involuntarily ceases to be an employee of the Company for any reason other than
(A) termination for Cause, (B) disability at a time when Executive is receiving disability benefits under a long-term disability plan or disability insurance provided by the Company, (C) death, or (D) normal retirement under the Company's pension plan or a qualified retirement plan of the Company or (ii) Executive terminates employment with the Company for Good Reason (as defined below), then Executive shall be entitled to the benefits provided in Section 1.8 hereof.

          (b) For purposes of this Agreement, the following definitions are set forth below:

     (i) Termination by the Company for "Cause" shall mean termination upon the willful and continued failure by Executive to substantially perform her material duties with the Company (other than any such failure resulting from her incapacity due to physical or mental illness) after a Notice of Termination as set forth in this Section 1.7(b)(i) is delivered to Executive by the Chief Executive Officer of the Company, which Notice specifically identifies the manner in which the Board of Directors believes that Executive has not substantially performed her duties. For purposes of this Section, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's action or omission was not inconsistent with the best interest of the Company.

               Notwithstanding the foregoing, Executive shall not be terminated for Cause pursuant to this Section 1.7(b)(i) unless and until Executive (A) has received notice of a proposed termination for cause with a written explanation of the grounds for such proposed termination, (B) Executive has had an opportunity to confer with the Chief Executive Officer of the Company, and (C) Executive has had 60 days after receipt of such notice to cure any alleged non-performance of her duties. If at the end of such sixty-day period the nonperformance has not been cured to the satisfaction of the Chief Executive Officer, then the Company, upon the determination of the Compensation and Benefits Committee of the Board of Directors of the Company, may terminate this Agreement for Cause.

     (ii) "Good Reason" shall exist if, without Executive's express written consent, any of the following occurs:

          (A) a reduction by the Company in Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time; or

          (B) a demotion from the position or title of Senior Vice President and General Counsel of the Company or an assigning of duties to Executive that are inconsistent in any substantial respect with or are a reduction in any substantial respect from the position, authority, or responsibilities associated with the position of Senior Vice President and General Counsel of the Company; or

          (C) the failure of the Company to fulfill its obligations under this Agreement; or

          (D) the intentional failure of the Company, without Executive's consent, to pay to Executive any portion of her salary, earned bonus, or other current compensation (if any), or to pay to Executive any portion of any installment of deferred compensation under any deferred compensation program of the Company within ten business days of the date such compensation is due or to issue shares of Common Stock of the Company in accordance with the terms of stock options granted to Executive upon valid exercise thereof; or

          (E) a relocation of the Company headquarters or requirement for Executive to be based anywhere other than within 25 miles from the site of the current headquarters of the Company.

     (iii) For purposes of this Agreement, "Date of Termination" shall mean the effective date specified in the Notice of Termination as of which Executive's employment terminates (which shall not be less than 60 days after the date such Notice of Termination is given) or, in the event of termination of employment other than for Cause, the date as of which Executive's employment terminates.

          (c) Executive may terminate her employment hereunder at any time by giving the Company prior written notice, which notice shall be effective not less than 30 days after it is given to the Company.

1.8  Benefits Upon Termination.
     -------------------------

          (a) If, at any time during the term of this Agreement, (i) Executive involuntarily ceases to be an employee of the Company for any reason other than
(A) termination for Cause, (B) disability at a time when Executive is receiving disability benefits under a long-term disability plan or disability insurance provided by the Company, (C) death, or (D) normal retirement under the Company's pension plan or a qualified retirement plan of the Company or (ii) Executive terminates employment with the Company for Good Reason (as defined below), then the amount of benefits payable (as hereinafter described) on account of such termination shall be equal to the sum of:

     (i) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination; and

     (ii) in the event that the termination of employment occurs prior to the first anniversary of the Commencement Date, the sum of (1) the number of full months remaining in this Agreement, but not to exceed 24, multiplied by Executive's monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) as of the Date of Termination; and (2) the number of full or partial months remaining in the period commencing on the first day following the most recent period in respect of which the Base Bonus has been paid and ending on the Expiration Date, but not to exceed 24, multiplied by $138,600 divided by 12; or

   (iii) in the event that the termination of employment occurs after the first anniversary of the Commencement Date, the sum of (1) the number of full months remaining in this Agreement, but not to exceed 24, multiplied by the average monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) for the immediately preceding two-year period or, if Executive has not served the Company for 24 months, then the average monthly Base Salary (determined without regard to amounts payable under any bonus program, or other forms of extraordinary compensation) for such shorter period; and (2) the number of full or partial months remaining in the period commencing on the first day following the most recent period in respect of which the Base Bonus has been paid and ending on the Expiration Date, but not to exceed 24, multiplied by the average monthly Base Bonus and Additional Bonus for the immediately preceding two-year period or, if Executive has not served the Company for 24 months, then the average monthly Base Bonus and Additional Bonus for such shorter period, provided, however, that the amount of such benefits shall be reduced by any
--------  -------
other benefits provided upon termination of employment to which Executive may be entitled under any severance agreement with the Company.

          Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Company shall not be entitled to set off against the amounts payable to Executive under this Agreement any amounts owed to the Company by Executive, any amounts earned by Executive in other employment after termination of her employment with the Company, or any amounts which might have been earned by Executive in other employment had she sought such other employment.

          The Company shall pay Executive, no later than the fifth day following the Date of Termination, a lump sum payment, in cash, equal to the amount due under Section 1.8(a) hereof; provided, however, Executive may elect any time
                             --------  -------
prior to the Date of Termination to receive the amounts due under Section 1.8(a) hereof on an installment basis as may be mutually agreed by the Company and Executive.

          (b) If, at any time during the term of this Agreement, Executive ceases to be an employee for any reason described in Section 1.8(a) hereof, during the remainder of the term of this Agreement, Executive shall continue to be treated as an employee for purposes of the Company's group health and dental programs, but not for purposes of life, dependent care reimbursement, business travel accident insurance, or long- or short-term disability programs (except to the extent Executive is drawing benefits at the time of termination), tax-qualified retirement plans, or any other employee benefit plan or program of the Company, and shall receive benefits substantially comparable to those in effect on the day before the Date of Termination subject to any reduction or termination of such benefits similarly affecting all senior management personnel of the Company.

          (c) If, at any time during the term of this Agreement, Executive ceases to be an employee for any other reason, then Executive shall be entitled to the sum of (i) unpaid accrued salary, (ii) unpaid salary with respect to any vacation days accrued but not taken as of the Date of Termination and (iii) any bonus or portion thereof to which Executive is entitled under any then effective bonus plan or program.

1.9  Benefits.
     --------

          Executive shall be entitled to receive employee benefits (including, but not limited to, pension, medical, insurance and disability benefits) and perquisites no less favorable than those provided to other senior executives of the Company (other than the Chief Executive Officer).

          With respect to medical coverage, Executive shall be entitled to coverage for her family for the term of this Agreement unless Executive is terminated for Cause in which case coverage shall terminate on the Date of Termination except for any applicable COBRA coverage. If, at any time during the term of this Agreement, Executive involuntarily ceases to be employed by the Company for any reason other than Termination for Cause or Executive terminates employment with the Company for Good Reason, then Executive shall be entitled to medical insurance for the full term of this Agreement as provided in Section 1.8(b) hereof.

          Executive shall, to the extent available at a commercially reasonable rate of premium, receive from the Company disability income replacement coverage under the Company's enhanced disability program benefits which will provide for replacement of 70% of Base Salary during any period in which Executive is disabled if the disability arose during the term of this Agreement and prior to the Date of Termination. During any period while Executive is disabled, and is otherwise entitled to receive salary under this Agreement, any salary payments to Executive shall be reduced by the amount of any benefits paid for the same period of time pursuant to such disability income replacement coverage.

          Executive also will be entitled to ample office space and appropriate furniture and all other customary supplies and equipment to fulfill the requirements of her corporate position as well as to a full-time secretary.

          In addition to the benefits described above, Executive shall be entitled to participate in a retirement program under the Company's 401-K Plan.

          The Company's current benefit programs are described on Exhibit C attached hereto and such benefits and the benefits described in this Section 1.9 shall not be materially altered except for across the board modifications applicable to all Company executives.

1.10 Expenses.
     --------

          Executive shall be entitled to monthly reimbursement for all reasonable business and business-related entertainment expenses, including an automobile allowance in an amount not less than $981.05 per month as well as reimbursement for cellular phone expenses.

1.11 Indemnity.
     ---------

          To the fullest extent permitted by applicable law and the Bylaws of the Company, as the same now exist or may hereafter be amended, the Company shall indemnify Executive and hold Executive harmless for any acts or decisions made in good faith while performing services for the Company, and the Company shall use its best efforts to obtain coverage for Executive under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of the Company having comparable or lesser status and responsibility and to obtain professional malpractice insurance coverage for Executive. To the same extent, the Company will pay and advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually incurred by Executive in connection with the defense of or settlement of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Executive by reason of Executive's service as an officer or agent of the Company or as a director, officer or agent of any subsidiary of the Company.

1.12 Relocation Expenses.
     -------------------

          (a) Executive will receive a lump sum payment of $108,707 within 30 days from the date hereof which is designed to cover costs of moving personal property, including (i) the cost of an interim move of personal property of Executive to temporary storage; (ii) the cost of additional storage for personal property of Executive for up to seven months following the Commencement Date;
(iii) the amount of the commission due to a broker for the sale of Executive's condominium in Dallas; (iv) the cost of the title policy issued in connection with the sale of Executive's condominium in Dallas; (v) miscellaneous related expenses; and (vi) federal and state taxes, if any, payable by reason of the income effect of the items described in this Section 1.12(a).

          (b) In addition to the lump sum payment to Executive described in clause (a) above, Executive also will receive, from time to time during fiscal year 1997, the following: (i) $4,000 per month until the earlier of (A) the sale of Executive's condominium in Dallas and (B) ten months after the Commencement Date; (ii) the cost of furniture rental for the same period referenced in clause (b)(i) above; (iii) Executive's closing costs for the sale of such condominium, other than the broker's commission and the cost of the title policy; (iv) origination costs for the financing of the purchase of a new residence in the San Francisco area for Executive; (v) closing costs incurred in connection with the purchase of a new residence in the San Francisco area for Executive; and (vi) federal and state taxes, if any, payable by reason of the income effect of the items described in this Section 1.12(b).

Such payments shall be payable promptly upon receipt by the Company of a statement setting forth, in reasonable detail, the calculation of such amounts.

1.13 Housing Arrangement.
     -------------------

          Executive and the Company shall enter into arrangements for the purchase of a new residence in the San Francisco area in accordance with the terms and conditions set forth in Exhibit B attached hereto.


                                   ARTICLE II

                                   COVENANTS

          2.1  Covenant Against Competition.  Executive agrees that for the
               ----------------------------
period ending on the earlier of the expiration of the term of this Agreement or when employment is terminated hereunder, Executive will not, except as provided in Section 1.1(c) hereof, without the prior written approval of the Chair of the Board of Directors of the Company, directly or indirectly, as owner, partner, officer or employee, engage in any business which is substantially competitive with any business then actively conducted by the Company or by any of its subsidiaries or undertake to consult with or advise any such competitive business, or otherwise, directly or indirectly, engage in any activity which is substantially competitive with or in any way adversely and substantially affecting any activity of the Company or any of its subsidiaries; provided,
                                                                  --------
however, that ownership by Executive of rental homes, of not
-------
more than 5% of the outstanding shares of stock of any such business listed on any national stock exchange or quoted on an automated quotation system, or of not more than 15% of the stock of any such business not so listed or quoted, shall not be deemed a violation of this covenant, and provided further that Executive may, without further approval, perform services, including but not limited to consulting, providing legal advice, conducting negotiations, and directing outside counsel, to Trammell Crow Interests Company d/b/a Crow Family Holdings ("CFH"), as appropriate to assist in transition as her responsibilities at CFH are transferred to other persons.

          2.2  Confidential Information.  In further consideration of the
               ------------------------
payments to be made to Executive hereunder, Executive agrees that:

          (a) During the term of her employment under this Agreement and for a period of five years thereafter, she will not divulge to anyone, other than to persons designated by the Company in writing or as may be required by law, any confidential information concerning the Company or its business as to which Executive at any time during her employment shall become informed and which is not then generally known to the public or recognized as standard practice and shall use reasonable precautions to ensure that such information remains confidential; and

          (b) During the employment period, upon termination of employment under this Agreement or at any subsequent time upon request, Executive will return promptly to the Company as its property, all corporate documents and records in whatever form they may exist, which are then in her custody, possession or control, including those related to trade secrets or other confidential information, provided that Executive may retain copies of any form files and any nonconfidential information.


                                  ARTICLE III

                               CHANGE OF CONTROL

3.1  Change of Control Payments.
     --------------------------

          In the event that a Change of Control (as defined in Section 3.1(c) hereof) occurs during the term of this Agreement while Executive is employed by the Company, Executive shall be entitled to certain payments as follows:

          (a) If, following the execution of an agreement providing for a Change of Control or within 12 months after the occurrence of the Change of Control, Executive's employment by the Company or its successor is terminated by the Company without Cause (as defined in Section 1.7(b)(i) hereof) or by Executive pursuant to Section 1.7(b)(ii) hereof (relating to Termination for Good Reason), then Executive shall be entitled to receive from the Company or such successor, in lieu of, and not in addition to, the amounts otherwise payable to Executive pursuant to Section 1.8 hereof, a lump sum payment in an amount which is equal to three times the "base amount" in respect of Executive as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor to that provision. In addition, the stock options described in Section 1.5 hereof shall become fully vested in such event.

          (b) If any payments under this Agreement, after taking into account all other payments to which Executive is entitled from the Company, or any affiliate thereof, are more likely than not to result in a loss of a deduction to the Company by reason of Section 280G of the Code or any successor provision to that section, such payments shall be reduced to the extent required to avoid such loss of deduction. Executive shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence.

          If reasonably requested by the Company, Executive shall provide complete compensation and tax data on a timely basis to the Company and to an accounting or law firm designated by the Company in order to enable the Company to determine the extent to which payments from the Company and its affiliates may result in a loss of a deduction. If Executive incurs fees or expenses in accumulating such information, the Company shall reimburse Executive for any reasonable fees and expenses so incurred.

          If Executive and the Company disagree as to whether a payment under this Agreement is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of independent tax counsel chosen by the Company's independent auditors. The Company shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion.

          If, by reason of the limitations of this Section 3.1(b), the maximum amount payable to Executive cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest at a rate compounded semi-annually, equal to 120% of the applicable Federal rate determined under Section 1274(d) of the Code, as soon as such remaining amount is determined in accordance with this Section 3.1(b).

          (c) A "Change of Control" of the Company shall be deemed to have occurred upon the happening of any of the following events:

          (1) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in clause (b) below) of the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
     1934) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of the Company entitled to vote generally in the election of directors, but excluding for this purpose:

               (i) any such acquisition (or holding) by California Public Employees' Retirement System ("CalPERS"), which as of the Effective Date holds approximately 40% of the issued and outstanding Common Stock of the

          Company, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

               (ii) any such acquisition (or holding) by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or such Subsidiaries; or

               (iii) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company and of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

          (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Company, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

          (3) approval by the stockholders of the Company of (i) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company.

                                   ARTICLE IV

                 ADMINISTRATION, ENFORCEMENT AND OTHER MATTERS

4.1  Amendment.
     ---------

          No amendments to this Agreement may be made except by a writing signed by both parties.

4.2  Severability; Governing Law.
     ---------------------------

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement shall be interpreted under, and governed by, the laws of the State of California.

4.3  Title and Headings.
     ------------------

          Title and headings are for ease of reference and convenience only and shall not be construed to affect the meaning of any provision of this Agreement.

4.4  Notices.
     -------

          Any notices to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service or by registered or certified mail, postage prepaid, duly addressed to the secretary of the Company at its then principal place of business. Any such notice to Executive shall be given in like manner, and if mailed shall be addressed to Executive at her home address as recorded in the employment records of the Company. For the purpose of determining compliance with any time limit herein, a notice shall be deemed given at the time of postmark date.

4.5  Nonassignability.
     ----------------

          This Agreement shall not be transferable or assignable by either Executive or the Company, except to the successor of the Company in the event of its reorganization, merger or consolidation, approved in writing by Executive. The terms, covenants and conditions of this Agreement shall be binding upon the Company and its successors in the event of dissolution, reorganization, consolidation or merger of the Company, approved in writing by Executive.

4.6  Attorneys' Fees and Costs for Proceedings.
     -----------------------------------------

          If any action at law or in equity, or any proceeding pursuant to
Section 4.9 hereof, is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which she or it may be entitled.

4.7  Full Settlement.
     ---------------

          The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others.

4.8  Waiver.
     ------

          Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision, or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

4.9  Arbitration of All Disputes.
     ---------------------------

          Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by binding and non-appealable arbitration in San Francisco,

California by an arbitrator. Executive and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as such arbitrator. If no agreement is reached, the parties shall request from the San Francisco office of the Judicial Arbitration and Mediation Services ("JAMS") a list of five retired judges affiliated with JAMS. Executive and the Company shall each alternately strike names from such list until only one name remains and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P.
(S)(S) 1280 et seq.).  The arbitrator shall not be authorized to award punitive
            -- ---
damages with respect to any claim, dispute or controversy. The parties intend that this Section 4.9 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement and that any arbitration proceeding hereunder shall be concluded within 60 days after the initiation thereof. The Company and Executive shall jointly so instruct the Arbitrator chosen to arbitrate any dispute arising hereunder and agree that the criteria used by them to select such Arbitrator shall include his or her availability to act expeditiously within not more than the 60-day period referred to herein.
The parties hereto agree that the final decisions of the Arbitrator so chosen may be enforced by a court of competent jurisdiction.

4.10 Personnel Policies and Legal Compliance Manuals.
     -----------------------------------------------

          Executive acknowledges that she has received a copy of the document entitled Personnel Policies Manual, revised February 4, 1995, and the Legal Compliance Manual dated February 16, 1996. Executive understands and agrees that it is her responsibility to read and familiarize herself with the provisions contained in the Personnel Policies Manual and to abide by the rules, policies and standards set forth in the Personnel Policies Manual. All policies, rules and regulations contained in the Personnel Policies Manual are subject to change, with or without notice, at the Company's discretion. In addition, Executive acknowledges that she has reviewed and understands the provisions of the Legal Compliance Manual and agrees to comply with the Company's policies and guidelines contained therein and to strictly follow all laws relating to the performance of her duties. This Agreement will control in the event there are any inconsistencies between this Agreement and such policies.

4.11 Expenses.
     --------

          The Company shall be responsible for the fees payable to Francis & Associates, CPAs, and to Vinson & Elkins L.L.P., for the tax and legal advice provided to Executive in connection with the preparation of this Agreement in an aggregate amount not to exceed $10,000.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and Executive has executed this Agreement as of the date first above written.

                              "COMPANY"

                              CATELLUS DEVELOPMENT CORPORATION



                              By   /s/ Nelson C. Rising
                                -----------------------------------
                                    Nelson C. Rising
                                    Chief Executive Officer



                              "EXECUTIVE"



                              By   /s/ Kathleen Smalley
                                -----------------------------------
                                    Kathleen Smalley

                                   EXHIBIT A

                        CATELLUS DEVELOPMENT CORPORATION
                          1996 PERFORMANCE AWARD PLAN
                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                                  (Executive)


          This Award Agreement ("Agreement") is entered into as of January 1, 1997 (the "Date of Grant") between Catellus Development Corporation, a Delaware corporation ("Catellus"), and

                                Kathleen Smalley

an employee of Catellus (the "Executive").

          The Board of Directors (the "Board") of Catellus wishes to encourage high levels of performance by individuals who contribute to the success of Catellus and to further the identity of interests of the Executive with the stockholders of Catellus by granting the Executive a non-qualified stock option to acquire common stock of Catellus, par value $.01 per share ("Common Stock"), pursuant to the 1996 Performance Award Plan (the "Plan").

          Catellus and the Executive hereby agree as follows:

          1. NUMBER OF OPTION SHARES. This Agreement evidences the grant by Catellus to the Executive, on the terms, conditions and restrictions set forth herein and in the Plan, of a non-qualified stock option (the "Option") to purchase, from time to time, a total of

                                     75,000

shares of Common Stock (the "Option Shares").

          2. OPTION PURCHASE PRICE. Upon exercise, the Executive shall pay to Catellus $11.05 per Option Share (the "Option Purchase Price").

          3. OPTION EXPIRATION DATE. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on January 1, 2007 (the "Expiration Date").

          4. VESTING RESTRICTIONS. The Option shall be exercisable in accordance with the following provisions:

          a. Except as otherwise provided herein, no portion of the Option may be exercised for any reason until at least six months have elapsed following the Date of Grant.

          b. Subject to the provisions of Section 5 of this Agreement, the Option shall become exercisable (i) as to the entire number of the Option Shares on and after the eighth anniversary of the Date of Grant or (ii) if earlier, in the amounts indicated on and after the dates set forth below (each, a "Vesting Date") in accordance with the provisions of Section 4c of this
Agreement:

               (A) The Option may be exercised as to up to 25% of the Option Shares on and after the first anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

               (B) The Option may be exercised as to up to 50% of the Option Shares on and after the second anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

               (C) The Option may be exercised as to up to 75% of the Option Shares on and after the third anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

               (D) The Option may be exercised as to up to the entire number of the Option Shares on and after the fourth anniversary of the Date of Grant provided the conditions specified in Section 4c of this Agreement are met.

          c. The Option may be exercised as to (i) 25% of the Option Shares provided the average of the Closing Price (as defined below) of a Common Share (as defined in the Plan) for any 30 consecutive trading days following the Date of Grant is at least $13.26; (ii) 50% of the Option Shares provided the average of the Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $15.91; (iii) 75% of the Option Shares provided the average of the Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $19.09; and
(iv) 100% of the Option Shares provided the average of the Closing Price of a Common Share for any 30 consecutive trading days following the Date of Grant is at least $22.90.

          For purposes of this Section 4c, the term "Closing Price" shall mean, for any trading day, the closing price of a Common Share on such day (i) on the New York Stock Exchange ("NYSE"), if the Common Shares are then listed on such exchange, (ii) if the

Common Shares are not listed on the NYSE, on the principal national stock exchange on which the Common Shares are then listed, or (iii) if not listed on any national stock exchange, as reported by NASDAQ. If the Common Shares are not then listed on any national stock exchange or reported by NASDAQ, then the Closing Price shall be determined in any reasonable manner approved by the Committee (as defined in the Plan).

          5.   EFFECT OF CERTAIN EVENTS ON VESTING AND EXERCISE.

          a.   TERMINATION OF EMPLOYMENT.

                    (i) General.  In the event of the Executive's termination of
                        -------
          employment for any reason, any portion of the Option that (A) has not vested as of such termination, or (B) is vested as of such termination or becomes vested as a result of such termination in accordance with
          Section 5a(ii), 5a(iii), or 5b of this Agreement and is not exercised within the period specified in Section 5d of this Agreement, shall be forfeited.

                    (ii) Termination as a Result of Retirement, Disability or
                         ----------------------------------------------------
          Death.  In the event of the Executive's termination of employment
          -----
          prior to the first anniversary of the Date of Grant by reason of (A) retirement at or after age 65, (B) disability (as defined in the Plan), or (C) death, a portion of the Option will vest equal to the number of Option Shares subject to the Option multiplied by a fraction, the numerator of which is the number of months elapsed from the Date of Grant and the denominator of which is the number of months from the Date of Grant to the final Vesting Date.

                    (iii)  Termination Without Cause or for Good Reason.  In the
                           --------------------------------------------
          event the Executive terminates her employment with Catellus for Good Reason, or in the event the Executive involuntarily ceases to be an employee of Catellus for any reason other than as a result of retirement, disability, death or for Cause, the Option will vest as to the entire number of Option Shares (and will be exercisable as to such entire number of Option Shares without regard to the conditions of
          Section 4a, 4b or 4c of this Agreement). "Good Reason" and "Cause" shall have the meaning set forth in the Employment Agreement, dated as of December 3, 1996, between the Executive and Catellus (the "Employment Agreement").

                    (iv) Termination for Cause.  Notwithstanding any other
                         ---------------------
          provision herein, in the event of the Executive's termination of employment for Cause (as defined in the Employment Agreement), any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited.

          b. CHANGE OF CONTROL. If, following the execution of an agreement providing for a Change of Control or within 12 months after the occurrence of a Change of Control, the Executive's employment by Catellus or its successor is terminated by Catellus without Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Employment Agreement), the Option shall vest immediately as to the entire number of Option Shares (and will be exercisable as to such entire number of Option Shares without regard to the conditions of Section 4a, 4b or 4c of this Agreement). For purposes of this Agreement, a "Change of Control" of Catellus shall be deemed to have occurred upon the happening of any of the following events:

               (i) the acquisition or holding, other than in or as a result of a transaction approved by the Continuing Directors (as defined in clause
          (ii) below) of Catellus, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (an "Acquiror") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
          1934) of 25% or more of the combined voting power of the then outstanding shares of Common Stock and other stock of Catellus entitled to vote generally in the election of directors, but excluding for this purpose:

                    (A) any such acquisition (or holding) by the California Public Employees' Retirement System ("CalPERS"), which as of the date hereof holds approximately 40% of the issued and outstanding Common Stock of Catellus, or while CalPERS is the beneficial owner of shares having a greater percentage of such combined voting power than the shares held by the Acquiror;

                    (B) any such acquisition (or holding) by Catellus or any of its subsidiaries, or any employee benefit plan (or related trust) of Catellus or such subsidiaries; or

                    (C) any such acquisition (or holding) by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and other voting securities of Catellus immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of Catellus and of the combined voting power of the then outstanding voting securities of Catellus entitled to vote generally in the election of directors;

                    (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Continuing Directors") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of Catellus, was approved by a vote of at least a majority of the persons then comprising the Continuing Directors shall be considered a Continuing Director, but excluding, for this purpose, any such individual whose initial election as a member of the Board is in connection with an actual or threatened "election contest" relating to the election of the directors of Catellus (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934); or

                    (iii) approval by the stockholders of Catellus of (A) a reorganization, merger or consolidation of Catellus, with respect to which in each case all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock or voting securities of Catellus immediately prior to such reorganization, merger or consolidation do not, immediately following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such reorganization, merger or consolidation, or (B) a complete liquidation or dissolution of Catellus, or (C) the sale or other disposition of all or substantially all of the assets of Catellus.

          c. FORFEITURE. Notwithstanding any other provision herein, any unexercised portion of the Option, whether vested or unvested, shall be immediately forfeited if the Executive (i) is employed by a competitor of, or engaged in any activity in competition with, Catellus without Catellus' consent,
(ii) divulges without Catellus'

consent any secret or confidential information belonging to Catellus, or (iii) is engaged in any other activities which would constitute grounds for termination "for cause" (as defined in the Plan).

          d.   EXERCISE PERIOD FOLLOWING TERMINATION OF EMPLOYMENT.

               (i) In the event of the Executive's termination of employment by reason of death, any unexercised portion of the Option that is or becomes vested upon her death in accordance with Section 5a(ii) of this Agreement may be exercised by the Executive's personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within one year following her death, but in no event after the Expiration Date.

               (ii) In the event of the Executive's termination of employment
          (A) for any reason (1) other than death or (2) other than for Cause (as defined in the Employment Agreement) or (B) by reason of the resignation of the Executive, any unexercised portion of the Option that is or becomes vested upon such termination in accordance with
          Section 5a(ii), 5a(iii), or 5b of this Agreement (unless such unexercised portion is forfeited in accordance with Section 5a(iv) or 5c of this Agreement) may be exercised by the Executive at any time within three months following such termination of employment, but in no event after the Expiration Date.

          6.   EXERCISE OF OPTION.

               a. All or a portion of the Option may be exercised in accordance with procedures (including requisite holding periods) established from time to time by the Committee. If shares of Common Stock are tendered as payment, such shares of Common Stock shall be valued at their Fair Market Value (as defined in the Plan) on the date of exercise of the Option.

               b. No fractional shares, or cash in lieu thereof, shall be issued under the Option.

               c. As a condition to the grant of the Option, the Executive agrees (i) that Catellus may deduct from any payments of any kind otherwise due to the Executive from Catellus the aggregate amount of any federal, state or local taxes of any kind required by law to be withheld with respect thereto or, if no such payments are due or to become due to the Executive, that the Executive shall pay to Catellus, or make arrangements satisfactory to Catellus regarding the payment to it of, such taxes and (ii) that Catellus or its subsidiaries may withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares of Common Stock that is equivalent (valuing such shares of Common Stock at their Fair Market Value on the date of exercise of the Option) to the amount of any federal, state or local withholding or other taxes due upon the exercise of the Option. The Committee has approved without further condition the offset of shares of Common Stock for such purposes (subject to any applicable legal limitations) and the Executive irrevocably elects this means of payment of such taxes. If any such taxes should become due after the date of exercise, the Executive must pay, or arrange (to the satisfaction of Catellus) to pay, the amount due.

               d. No shares of Common Stock shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Committee.

          7. CHANGE IN CAPITALIZATION. In the event of a change in the capitalization of Catellus due to a stock split, stock dividend, recapitalization, merger, consolidation, combination or similar event, an appropriate adjustment shall be made in the number of Common Shares subject to the Plan and the terms of the Option may be adjusted by the Committee to reflect such change. Any adjustments pursuant to this Section shall be determined by the Committee in its sole discretion.

          8. NO ASSIGNABILITY. The Option is not assignable or transferable by the Executive, other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder), and may be exercised during the lifetime of the Executive only by the Executive or, if the Executive becomes disabled, by her legal representative.

          9. OTHER PROVISIONS.

          a. Nothing in this Agreement or in the Plan shall confer any right to continue employment with Catellus nor restrict Catellus from termination of the employment relationship of the Executive at any time in accordance with the Employment Agreement.

          b. Nothing in this Agreement or in the Plan shall confer any rights as a stockholder upon the Executive or any other person entitled to exercise the Option with respect to any Option Shares covered by the Option until such time as the Executive or such other person shall have become the holder of record of such Option Shares.

          c. The Executive acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.

          d. The Executive acknowledges that Catellus has the right to terminate, modify or amend the Plan at any time, but that no such termination, modification or amendment may, without the Executive's consent, adversely affect the rights of the Executive under the Option. The Executive further acknowledges that the grant of the Option or of any other option in one year or at one time does not in any way obligate Catellus to make a grant of an option at any future time or in any given amount.

          e. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

          f. The rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, Catellus, the Executive and the Executive's representatives and beneficiaries.

          g. Any communication under this Agreement shall be in writing and addressed to Catellus at 201 Mission Street, San Francisco, California 94105, Attention: Secretary and to the Executive at the address given beneath the Executive's signature, or at such other address as either party may hereafter designate in writing to the other.

          h. The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              "CATELLUS"

                              CATELLUS DEVELOPMENT CORPORATION


                              By: /s/ Stephen P. Wallace
                                 ----------------------------------------
                                    Stephen P. Wallace
                                    Chief Financial Officer

ATTEST:


---------------------------
Assistant Secretary           "EXECUTIVE"


                              --------------------------------------------
                              Kathleen Smalley
                              c/o Catellus Development Corporation
                              201 Mission Street
                              San Francisco, CA 94105

                                   EXHIBIT B
                              HOUSING ARRANGEMENT

1.   Structure.  The Company's investment in the residence will be structured as
     ---------
an interest-free second participating mortgage.

2.   Terms.
     -----
Investment:
----------

Executive will invest the first $400,000 from any combination of personal funds and first mortgage loan proceeds; the Company will loan up to $400,000 as an interest-free second participating mortgage; Executive will invest any additional funds, from any combination of personal funds and first mortgage loan proceeds. The total Company loan amount must be used to acquire a residence (within the meaning of Section 217 of the Code and the regulations thereunder). The Company will cooperate reasonably with Executive as necessary to prevent the Company's interest from affecting first mortgage financing.

Timing:
------
The investment must be made within a reasonable time after Executive's relocation to San Francisco with the expectation that Executive will enter into a six-month lease for temporary housing in the San Francisco area.

Control:
-------

Executive will be the controlling owner of the residence, and the Company will have no rights of control. In particular, Executive will have the sole right to determine (i) when to sell the residence and the sales price, (ii) the proper level of maintenance, (iii) appropriate security and insurance, and (iv) improvements.

Participation:
-------------

There will be no current return payable on the Company's loan. On Final Sale (as defined below) of the residence, the Company will receive an amount equal to the product of the net proceeds (after expenses of sale and repayment of the first mortgage loan) and a fraction the numerator of which is the Company's loan and the denominator of which is the total basis of the residence (including subsequent improvements made by Executive). Executive will have no responsibility, beyond forwarding the Company's share of proceeds, for the return to the Company and will be protected from liability for any loss or poor performance of the investment.

Expenses:
--------

Executive will be responsible for taxes, insurance, and maintenance. Executive will determine the appropriate level of insurance and deductible; the Company will be a named insured to the extent of its interest. In the event of earthquake damage, any deductible that exceeds the deductible for any other damage under the homeowner's policy will be borne first by the Company.

Executive Option to Purchase:
----------------------------

Executive will have the option to purchase, at any time, the Company note for an amount equal to the product of 94% of the Appraised Value and a fraction the numerator of which is the amount of the Company's loan and the denominator of which is the total basis of the residence.

Interim Sale:
------------

If Executive sells the residence while employed by the Company and reinvests in a new residence, the Company will reinvest its share of the proceeds in the new residence in the same proportion that Executive reinvests her share of the proceeds in the new residence, provided that Executive must always have at least $400,000 invested in the new residence.

Termination of Employment:
-------------------------

If Executive's employment is terminated for any reason by either party ("Termination"), the Company may, within 30 days of Termination, demand that a Final Sale of the residence occur within 24 months of the end of the term of the Employment Agreement. If no sale to a third party has occurred by the end of that period, the Company will have the right to buy Executive's interest in the residence at the product of 94% of the Appraised Value and a fraction the numerator of which is the total basis in the residence less the Company loan and the denominator of which is the total basis in the residence. If the Company does not make such a demand or exercise its right to purchase Executive's interest, the Company's debt will be deemed to have been converted to an equity investment, but otherwise subject to the remaining conditions of this agreement, and the next sale of the residence will the Final Sale.

On Final Sale of the residence, the Company will be entitled to retain its share of the net proceeds with no obligation to reinvest.

Appraised Value:  For purposes hereof, "Appraised Value" means the value
---------------
determined by an MAI appraiser selected by Executive. The costs of such appraisal shall be borne by Executive in the event of an exercise of her option to purchase the Company note and by the Company in the event of an exercise of its option to require the sale of the residence or to purchase Executive's interest.

                                   EXHIBIT C

                                C A T E L L U S

                               [LOGO OF CATELLUS]

                        CATELLUS DEVELOPMENT CORPORATION
                                BENEFITS SUMMARY
                                      1995

                        CATELLUS DEVELOPMENT CORPORATION
                        INSTRUCTIONS FOR OPEN ENROLLMENT
                             NOVEMBER 9 - 18, 1994

 .    If you are not making any changes to your plans, you need only to complete
                ---
     the Flexible Benefits Plan Enrollment Form.

 .    If you are changing plans or adding/dependents, please obtain appropriate forms from the Administrative Support person at your location.

 .    Medical-Prudential will continue to provide our medical coverage with an
     HMO and PruCare Plus option. Kaiser will remain in place only for those employees currently covered under the plan.

 .    Dental - Our dental plan will continue to be offered through Phoenix Home
     Life.

 .    Supplemental Life/AD&D - This benefit will continue to be provided by
     Phoenix Home Life at your cost. All employees presently covered will have their coverage automatically carried over.

 .    All other benefits are paid for by Catellus and enrollment is automatic.
     These benefits include:

     .    Vision Coverage

     .    Short Term/Long Term Disability

     .    Basic Life/AD&D

                        CATELLUS DEVELOPMENT CORPORATION

                                BENEFIT CHANGES

 .    January 1, 1995 will see two minor changes to Catellus Development
     Corporation's benefit program.

 .    Flexible Benefit Plan Benefit Increased

         Unreimbursed medical expenses increased to S1,500 per year.

 .    Vision Plan Modified

         New eyeglass frames can be purchased once every 24 months.


               1995 MONTHLY COST OF HEALTH BENEFITS: SAME AS l994

--------------------------------------------------------------------------------
  Salary Range       Employee/Dependent  HMO Cost   PruCare Plus*    Dental Cost
--------------------------------------------------------------------------------
Up to $25,000           Employee          $5            $15            $4
                        Dependent         $10           $30            $6
--------------------------------------------------------------------------------
$25,001  - $35,000      Employee          $16.51        $26.51         $8
                        Dependent         $23.63        $53.63         $12
--------------------------------------------------------------------------------
$35,001 - $50,000       Employee          $21.51        $36.51         $10
                        Dependent         $33.63        $73.63         $14
--------------------------------------------------------------------------------
$50,001 - $70,000       Employee          $26.51        $41.51         $13
                        Dependent         $43.63        $103.63        $18
--------------------------------------------------------------------------------
$70,001 AND UP          Employee          $31.51        $51.51         $15
                        Dependent         $73.63        $133.63        $23
--------------------------------------------------------------------------------




            *All Health Options Include Vision Coverage through VSP

CATELLUS DEVELOPMENT CORPORATION

                                OPEN ENROLLMENT
                                MEDICAL CHOICES
--------------------------------------------------------------------------------


                                                    HMO
       Benefits                                   PruCare
--------------------------------------------------------------------------------
                                      Services from or through your
                                    Prudential Primary Care Physician

Annual Deductible                   None
(amount you pay before plan pays)
--------------------------------------------------------------------------------
Doctor Visits                       100% after $10 copay
--------------------------------------------------------------------------------
Hospital Stay                       100%
--------------------------------------------------------------------------------
Emergency Room Visit                100% after $25 copay*
--------------------------------------------------------------------------------
Preventive Care                     100% after $10 copay
(well baby care, physicals)
--------------------------------------------------------------------------------
Prescription Drugs                  100% after $5 copay**
--------------------------------------------------------------------------------
Out-of-Pocket Maximum               $2,000 per individual
--------------------------------------------------------------------------------

*  In Dallas, the copay is $50
** In Dallas, the copay is $5 for generic and $10 for brand name drugs

CATELLUS DEVELOPMENT CORPORATION

                                OPEN ENROLLMENT
                                MEDICAL CHOICES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   Point-of-Service (POS)
       Benefits                                         PruCare Plus
--------------------------------------------------------------------------------
                                Services from or            Non-Network
                                  through your               Providers
                               Prudential Primary
                                 Care Physician
--------------------------------------------------------------------------------
Annual Deductible              None                        $200 individual
(amount you pay before
plan pays)                     $500 family
--------------------------------------------------------------------------------
Doctor Visits                  100% after $10 copay        70% after deductible
--------------------------------------------------------------------------------
Hospital Stay                  90%                         70% after deductible
--------------------------------------------------------------------------------
Emergency Room Visit           100% after $25 copay        70% after deductible
--------------------------------------------------------------------------------
Preventive Care                100% after $10 copay        70% after deductible
(well baby care, physicals)                                Well Child Care:
                                                           Maximum eligible
                                                           charges: $15/visit,
                                                           $10/immunizations,
                                                           $100/year
--------------------------------------------------------------------------------
Prescription Drugs                             100% after $5 copay
--------------------------------------------------------------------------------
Out-of-Pocket Maximum                          $2,000 per individual
--------------------------------------------------------------------------------


CATELLUS DEVELOPMENT CORPORATION

                                                    DENTAL
                                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------
                                  In-Network               Out-of-Network

Deductible                             $25 individual/$75 family
--------------------------------------------------------------------------------
Preventive                   100% deductible waived       100% deductible waived

Basic                        90%                          80%

Major                        60%                          50%

Orthodontia                  50%                          50%

Calendar Year maximum                            $l,000 per individual

Orthodontia Lifetime Maximum                     $1,000 per individual


--------------------------------------------------------------------------------
                              LONG TERM DISABILITY
                                     CIGNA
--------------------------------------------------------------------------------
Elimination Period:           90 days

Monthly Benefit:              66.67% of basic monthly earnings to a maximum
                              monthly benefit of $10,000.


Definition of Disability      You cannot perform each of the material duties of
                              your regular occupation; and after benefits have
                              been paid for 24 months you cannot perform each of
                              the material duties of any gainful occupation for
                              which you are reasonably fitted by training,
                              education or experience.
--------------------------------------------------------------------------------

                              SHORT TERM DISABILITY
                                     CIGNA
--------------------------------------------------------------------------------
Elimination Period:           7 days accident
                              7 days illness
Monthly Benefit:              66.67% of basic monthly earnings to
                              a maximum of $2,037

Benefit Period:               13 weeks maximum (90 days).

--------------------------------------------------------------------------------

                                 CORE LIFE/AD&D
                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------
Employee:          1.5 times basic annual earnings to a maximum benefit of
                   $300,000
--------------------------------------------------------------------------------

                             SUPPLEMENTAL LIFE/AD&D
                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------
Option 1:      1.5 times basic annual earnings to a maximum benefit of $300,000
Option 2:      2.5 times basic annual earnings to a maximum benefit of S300,000

Rates:         100% employee paid
--------------------------------------------------------------------------------

                 Rate per $1,000                        Rate per $1,000
Age Bands           per month             Age Bands        per month
   16-29              .11                   50-54             .587
   30-34             .135                   55-59             .953
   35-39             .154                   60-64            1.411
   40-44             .250                   65-69            2.300
   45-49             .364                   70-74            3.433
--------------------------------------------------------------------------------

                  SUPPLEMENTAL LIFE/AD&D - FAMILY LIFE BENEFITS
                               PHOENIX HOME LIFE
--------------------------------------------------------------------------------

Spouse:             In $10,000 units to a maximum benefit of $100,000
--------------------------------------------------------------------------------

Rates for Spousal Benefit - Spouses rates based on Employee's spouse age
--------------------------------------------------------------------------------

                 Rate per $1,000                        Rate per $1,000
Age Bands           per month             Age Bands        per month
up to 20              .11                   45-49             .364
   20-24              .11                   50-54             .587
   25-29              .11                   55-59             .953
   30-34             .135                   60-64            1.411
   35-39             .154                   65-69             2.30
   40-44             .250                   70-74        Terminates
--------------------------------------------------------------------------------

Child(ren)       In $2,500 units to a maximum benefit of $10,000
--------------------------------------------------------------------------------

Rates for Children(ren):  $.60 per $2,500 per month
--------------------------------------------------------------------------------

                        CATELLUS DEVELOPMENT CORPORATION
                           FLEXIBLE SPENDING ACCOUNTS

Catellus Development Corporation will continue to offer the tax advantage of Flexible Spending Arrangements in 1995. These benefits include:

 .    Pre-tax treatment of all employee contributions for health coverages.

 .    Pre-tax treatment of up to $1,500 in unreimbursed medical expenses.

 .    Pre-tax treatment of up to $5,000 in dependent care costs.

In 1995 Catellus Development Corporation will continue to use Lipman Administrators of Fremont, California to administer its flexible spending program.

 .    Reimbursement checks will continue to be paid twice monthly.

 .    Claims may be filed on a timely basis by fax machine.

Carefully determine your flexible spending account contributions for 1995. Remember the use it or lose it provision governing these benefits.

 .    Complete the election form, sign it and return it with your other enrollment forms.

               This summary of benefits is a brief outline of your
                insurance coverages. Please see the booklets for
                         the complete plan descriptions.